FORM F-4
                                  Exhibit 4.3

                                                                  EXHIBIT 4.3


                                                                EXECUTION COPY


                               CP SHIPS LIMITED

                  $200,000,000 10 3/8% Senior Notes due 2012


                        REGISTRATION RIGHTS AGREEMENT




                                                                July 3, 2002


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York
10036


Salomon Smith Barney Inc.
388 Greenwich Street
24th Floor
New York, New York
10013

Ladies and Gentlemen:

          CP Ships Limited, a corporation organized under the laws of the Province of New Brunswick, Canada (the "Issuer"), proposes to issue and sell to you (the "Initial Purchasers", upon the terms set forth in a purchase agreement dated as of June 27, 2002 (the "Purchase Agreement") among the Issuer, the Subsidiary Guarantors (as defined below) and you, $200 million aggregate principal amount of its 10 3/8% Senior Notes Due 2012 (the "Notes") unconditionally, jointly and severally guaranteed by each of CP Ships (UK) Limited, Lykes Lines Limited, LLC and TMM Lines Limited, LLC (collectively, the "Subsidiary Guarantors"), each of which is an indirect wholly owned subsidiary of the Issuer (the "Initial Placement"). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Issuer and the Subsidiary Guarantors agree with you for your benefit and the benefit of the holders from time to time of the Notes (including the Initial Purchasers) (each a "Holder" and, together, the "Holders"), as follows:

          1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" of any specified person shall mean any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

          "Business Day" shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in: New York, New York; London, England; Toronto, Canada; or Luxembourg.

          "Commission" shall mean the Securities and Exchange Commission.

          "Event Date" shall have the meaning set forth in Section 4(b).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Notes" shall mean debt securities of the Issuer identical in all material respects to the Notes (except that the interest rate step-up provisions and the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture.

          "Exchange Offer Registration Period" shall mean the 180 day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

          "Exchange Offer Registration Statement" shall mean a registration statement of the Issuer and the Subsidiary Guarantors on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchanging Dealer" shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for Exchange Notes any Notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Issuer or any Affiliate of the Issuer) for Exchange Notes.

          "Filing Date" shall have the meaning set forth in Section 2 hereof.


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          "Final Memorandum" shall have the meaning set forth in the Purchase
Agreement.

          "Subsidiary Guarantors" shall have the meaning set forth in the preamble hereto.

          "Holder" shall have the meaning set forth in the preamble hereto.

          "Indenture" shall mean the Indenture relating to the Notes, dated as of July 3, 2002, between the Issuer, the Subsidiary Guarantors and The Bank of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "Initial Placement" shall have the meaning set forth in the preamble hereto.

          "Initial Purchasers" shall have the meaning set forth in the preamble hereto.

          "Losses" shall have the meaning set forth in Section 7(d) hereof.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Notes registered under a Registration Statement.

          "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

          "Notes" shall have the meaning set forth in the preamble hereto.

          "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the Exchange Notes covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

          "Registered Exchange Offer" shall mean the proposed offer of the Issuer to issue and deliver to the Holders of the Notes that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Notes, a like aggregate principal amount of the Exchange Notes.


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          "Registration Statement" shall mean any Exchange Offer Registration
Statement or Shelf Registration Statement that covers any of the Notes or the Exchange Notes pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

          "Shelf Registration" shall mean a registration effected pursuant to
Section 3 hereof.

          "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuer pursuant to the provisions of Section 3 hereof which covers some or all of the Notes or Exchange Notes, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Special Interest" shall have the meaning set forth in Section 4(a).

          "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

          "Underwriter" shall mean any underwriter of Notes in connection with an offering thereof under a Shelf Registration Statement.

          2. Registered Exchange Offer. (a) The Issuer and the Subsidiary Guarantors shall prepare and, nut later than the date (the "Filing Date") 270 days following the date of the Indenture, shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Issuer and the Subsidiary Guarantors shall use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Act within 330 days of the date of the Indenture. The Issuer and the Subsidiary Guarantors shall use their best efforts to consummate the Registered Exchange Offer within 360 days after the date of the Indenture.

          (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer and the Subsidiary Guarantors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder is not an Affiliate of the Issuer, acquires the Exchange Notes in the ordinary course of such Holder's business, has no arrangements with any person to participate to the distribution of the Exchange Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or


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restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          (c) In connection with the Registered Exchange Offer, the Issuer and the Subsidiary Guarantors shall:

          (i) Mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents.

          (ii) Keep the Registered Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law).

          (iii) Subject to Section 5(k), use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required under the Act to ensure that it is available for sales of Exchange Notes by Exchanging Dealers during the Exchange Offer Registration Period. The Issuer and the Subsidiary Guarantors shall be deemed not to have used their best efforts to keep the Exchange Offer Registration Statement effective during the requisite period if, among other things, either of them voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless (A) such action is required by applicable law; or (B) such action is taken by the Issuer and the Subsidiary Guarantors in good faith and for valid business reasons (not including avoidance of the Issuer's and the Subsidiary Guarantors's obligations hereunder), including the acquisition or divestiture of assets, so long as the Issuer and the Subsidiary Guarantors promptly thereafter comply with the requirements of Section 5(k) hereof, if applicable.

          (iv) Utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of such depositary or the Trustee.

          (v) Permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open.

          (vi) Prior to effectiveness of the Exchange Offer Registration Statement (if requested or required by the Commission), provide a supplemental letter to the Commission (A) stating that the Issuer is conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13,
     1988) and Morgan Stanley and Co. Inc. (pub. avail. June 5, 1991); and
     (D) including a representation that neither the Issuer nor any of the Subsidiary Guarantors has entered into any arrangement or understanding with any person to distribute


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     the Exchange Notes to be received in the Registered Exchange Offer and that, to the best of the Issuer's and Subsidiary Guarantors' information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Notes in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the Act.

          (vii) Comply in all respects with all applicable laws.

          (d) As soon as practicable after the close of the Registered Exchange Offer, the Issuer shall:

          (i) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

          (ii) deliver to the Trustee for cancelation in accordance with
     Section 5(s) all Notes so accepted for exchange; and

          (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Notes a principal amount of Exchange Notes equal to the principal amount of the Notes of such Holder so accepted for exchange.

          (e) Each Holder hereby acknowledges and agrees that any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Notes (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Issuer or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuer that, at the time of the consummation of the Registered Exchange Offer:

          (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business;

          (ii) such Holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the Act; and

          (iii) such Holder is neither an Affiliate of the Issuer nor an Affiliate of the Subsidiary Guarantors, or, if it is an Affiliate, will comply with the


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     registration and prospectus delivery requirements of the Securities
     Act to the extent applicable.

          (f) If any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Issuer shall issue and deliver to such Initial Purchaser or the person purchasing Exchange Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Notes, a like principal amount of Exchange Notes. The Issuer shall use its best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Notes as for Exchange Notes issued pursuant to the Registered Exchange Offer.

          3. Shelf Registration. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission's staff, the Issuer or the Subsidiary Guarantors determine upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by
Section 2 hereof, or (ii) for any other reason the Registered Exchange Offer is not consummated within 360 days of the date of the Indenture, or (iii) any Holder (other than an Initial Purchaser or any Holder that is eligible to participate but fails to participate in the Registered Exchange Offer) is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable Exchange Notes in the Registered Exchange Offer other than by reason of such Holder being unwilling or unable to make the representation set forth in Rider B to Annex D hereto, or (iv) in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires Exchange Notes pursuant to Section 2(f) hereof, such Initial Purchaser does not receive freely tradeable Exchange Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood, that for the purposes of thus Section 3, (A) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Act in connection with sales of Exchange Notes acquired in exchange for such Notes shall result in such Exchange Notes being not "freely tradeable" and (B) any requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Notes acquired in the Registered Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such Exchange Notes being not "freely tradeable"), the Issuer and the Subsidiary Guarantors shall effect a Shelf Registration Statement in accordance with subsection (b) below.

          (b) (i) The Issuer shall and the Subsidiary Guarantors as promptly as practicable (but in no event more than 30 days after so required or requested pursuant to this Section 3) file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Act by the earlier of 60 days after the Shelf Registration Statement is filed or the 400th day after the date of the Indenture a Shelf Registration Statement relating to the offer and sale of the Notes or the Exchange Notes, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial


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Purchaser) shall be entitled to have the Notes held by it covered by such
Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to Exchange Notes received by an Initial Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Issuer and the Subsidiary Guarantors may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

          (ii) Subject to Section 5(k), the Issuer and the Subsidiary Guarantors shall use their best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Notes or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Issuer and the Subsidiary Guarantors shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless (A) such action is required by applicable law; or (B) such action is taken by the Issuer and the Subsidiary Guarantors in good faith and for valid business reasons (not including avoidance of the Issuer's and the Subsidiary Guarantors's obligations hereunder), including the acquisition or divestiture of assets, so long as the Issuer and the Subsidiary Guarantors promptly thereafter comply with the requirements of Section 5(k) hereof, if applicable.

          (iii) The Issuer and the Subsidiary Guarantors shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          4. Special Interest. (a) The Issuer, the Subsidiary Guarantors and the Initial Purchasers agree that the Holders of Notes will suffer damages if the Issuer fails to fulfil its obligations under Sections 2 or 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer agrees to pay, as liquidated damages, additional interest on the Notes ("Special Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect and shall not be duplicative):


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          (i) if the Exchange Offer Registration Statement has not been filed on or prior to the Filing Date, then, commencing on the 271th day after the date of the Indenture, Special Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the Filing Date, such Special Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period, or part thereof; or

          (ii) if the Exchange Offer Registration is not declared effective by the SEC on or prior to the 330th day after the date of the Indenture, then, commencing on the 331th day after the date of the Indenture, Special Interest shall accrue on the Notes included or which should have been included in such Registration Statement over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the 330th day after the date of the Indenture, such Special Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period, or part thereof; or

          (iii) if the Registered Exchange Offer has not been consummated on or prior to the 360th day after the date of the Indenture, Special Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 361st day after the date of the Indenture, such Special Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period, or part thereof; or

          (iv) if required, the Shelf Registration Statement with respect to the Notes is not declared effective on or prior to the earlier of 60 days after the Shelf Registration Statement is filed or 400 days after the date of the Indenture, Special Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the earlier of 60 clays after the Shelf Registration Statement is filed or 400 days after the date of the Indenture, such Special Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period, or part thereof;

provided, however, that Special Interest may accrue at a maximum rate of 1.50% per annum of the principal amount of Notes; and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement as required hereunder (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Offer Registration Statement as required hereunder (in the case of clause (iii) of this Section 4(a)), (3) upon the consummation of the Exchange Offer (in the case of clause (iii) of this Section 4(a)), and (4) upon the effectiveness of the Shelf Registration Statement with respect to the Notes as required hereunder (in the case of clause (iv) of this Section 4(a)), Special Interest on the affected Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue; and, provided further, that if after any such Special Interest ceases to accrue, a different event specified in clause (i) through
(iv) above occurs, Special Interest will again accrue as described.


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          (b) The Issuer shall inform the Luxembourg Stock Exchange and publish a notice in a Luxembourg newspaper in the event of any accrual of Special Interest or any other change in the rate of interest payable on the Notes, no later than the commencement of such accrual. The Issuer shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Special Interest is required to be paid (an "Event Date"). Any amounts of Special Interest due pursuant to paragraph
(a)(i), (a)(ii), (a)(iii), or (a)(iv) of this Section 4 will be payable to the Depositary or its nominee in its capacity as the registered holder of affected Notes in cash semi-annually on each January 15 and July 15 (to the holders of record on the January 1 and July 1 immediately preceding such dates), commencing with the first such date occurring after any Special Interest commences to accrue. The amount of Special Interest will be determined by multiplying the applicable Special Interest rate by the principal amount of the affected Notes of such Holders, multiplied by a fraction, the numerator of which is the number of days such Special Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360. The Issuer shall notify the Trustee within five Business Days of the cessation of any requirement to pay Special Interest hereunder.

          5. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

          (a) The Issuer and the Subsidiary Guarantors shall:

          (i) furnish to you, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose;

          (ii) include substantially the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer or such other disclosure as you and the Issuer shall agree to be more appropriate;

          (iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and


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          (iv) in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Notes pursuant to the Shelf Registration Statement as selling security holders.

          (b) The Issuer and the Subsidiary Guarantors shall ensure that:

          (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder;

          (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

          (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The Issuer and the Subsidiary Guarantors shall advise you, the Holders of Notes covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Issuer a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses
(ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Issuer and the Subsidiary Guarantors shall have remedied the basis for such suspension):

          (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

          (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

          (iv) of the receipt by the Issuer or the Subsidiary Guarantors of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and


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          (v) of the happening of any event that requires any change in the
     Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

          (d) The Issuer and the Subsidiary Guarantors shall use their best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest possible time.

          (e) The Issuer and the Subsidiary Guarantors shall furnish to each Holder of Notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

          (f) The Issuer and the Subsidiary Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Issuer and the Subsidiary Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Notes in connection with the offering and sale of the Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (g) The Issuer and the Subsidiary Guarantors shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

          (h) The Issuer and the Subsidiary Guarantors shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Issuer consents to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

          (i) Prior to the Registered Exchange Offer or any other offering of Notes pursuant to any Registration Statement, the Issuer and the Subsidiary Guarantors shall arrange, if necessary, for the qualification of the Notes or the Exchange Notes for sale under the laws of such jurisdictions as any Holder shall reasonably request and will maintain such qualification in effect so long as required; provided, however, that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

          (j) The Issuer and the Subsidiary Guarantors shall cooperate with the Holders of Notes to facilitate the timely preparation and delivery of certificates representing Exchange Notes or Notes to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

          (k) Upon the occurrence of any event contemplated by subsections
(c)(ii) through (v) above, the Issuer and the Subsidiary Guarantors shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Issuer's obligation to prepare such amendment or supplement shall be suspended for a period not to exceed 90 days if there exists at the time material non-public information related to the Issuer that, in the reasonable opinion of the Issuer, should not be disclosed for valid business reasons. In such an event, the Issuer's notice of suspension pursuant to Section 5(c) shall include notice of the Issuer's decision to defer amending or supplementing the Prospectus. In any such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 5(c) to and including the date when the Initial Purchasers, the Holders of the Notes and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

          (1) Not later than the effective date of any Registration Statement, the Issuer and the Subsidiary Guarantors shall provide a CUSIP number for the Notes or the Exchange Notes, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Notes or Exchange Notes, in a form eligible for deposit with The Depository Trust Company.

          (m) The Issuer and the Subsidiary Guarantors shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as reasonably practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

          (n) The Issuer and the Subsidiary Guarantors shall cause the Indenture to be qualified under the U.S. Trust Indenture Act of 1939, as amended, in a timely manner.

          (o) The Issuer and the Subsidiary Guarantors may require each Holder of Notes to be sold pursuant to any Shelf Registration Statement to furnish to the Issuer and the Subsidiary Guarantors such information regarding the Holder and the distribution of such Notes as the Issuer and the Subsidiary Guarantors may from time to time reasonably require for inclusion in such Registration Statement. The Issuer and the Subsidiary Guarantors may exclude from such Shelf Registration Statement the Notes of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

          (p) In the case of any Shelf Registration Statement, the Issuer and the Subsidiary Guarantors shall enter into such agreements (including if requested an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Notes, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 7).

          (q) In the case of any Shelf Registration Statement, the Issuer and the Subsidiary Guarantors shall:

          (i) make reasonably available for inspection by the Holders of Notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries;

          (ii) cause the Issuer's and the Subsidiary Guarantors' officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided however, that upon the request of the Issuer, each such person shall enter into a confidentiality agreement with the Issuer in customary form providing, among other things, that any information that is designated in writing by the Issuer, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

          (iii) make such representations and warranties to the Holders of Notes registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

          (iv) obtain opinions of counsel to the Issuer and updates thereof which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

          (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of its subsidiaries or of any business acquired by the Issuer or one of its subsidiaries for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Notes registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

          (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 5(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer and the Subsidiary Guarantors.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this subsection shall be performed at (A) the effectiveness of such Registration Statement and each post effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (r) In the case of any Exchange Offer Registration Statement, the Issuer and the Subsidiary Guarantors shall:

          (i) make reasonably available for inspection by any Initial Purchaser, and any attorney, accountant or other agent retained by such Initial Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries;

          (ii) cause the Issuer's and the Subsidiary Guarantors' officers, directors and employees to supply all relevant information reasonably requested by such Initial Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that each such person shall enter into a confidentiality agreement with the Issuer in customary form providing, among other things, that any information that is designated in writing by the Issuer, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Initial Purchaser or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

          (iii) make such representations and warranties to such Initial Purchaser, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

          (iv) obtain opinions of counsel to the Issuer and the Subsidiary Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to such Initial Purchaser and its counsel, addressed to such Initial Purchaser, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Initial Purchaser or its counsel;

          (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of its subsidiaries or of any business acquired by the Issuer or one of its subsidiaries for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to such Initial Purchaser, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings, or if requested by such Initial Purchaser or its counsel in lieu of a "cold comfort" letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by such Initial Purchaser or its counsel; and

          (vi) deliver such documents and certificates as maybe reasonably requested by such Initial Purchaser or its counsel, including those to evidence compliance with Section 5(k) and with conditions customarily contained in underwriting agreements.

The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this subsection shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

          (s) If a Registered Exchange Offer is to be consummated, upon delivery of the Notes by Holders to the Issuer (or to such other person as directed by the Issuer) in exchange for the Exchange Notes, the Issuer and the Subsidiary Guarantors shall mark, or cause to be marked, on the Notes so exchanged that such

Notes are being canceled in exchange for the Exchange Notes. In no event shall the Notes be marked as paid or otherwise satisfied.

          (t) The Issuer and the Subsidiary Guarantors will use their best efforts (i) if the Notes have been rated prior to the initial sale of such Notes, to confirm such ratings will apply to the Notes or the Exchange Notes, as tile case may be, covered by a Registration Statement: or (ii) if the Notes were not previously rated, to cause the Notes covered by a Registration Statement to be rated with at least one nationally recognized statistical rating agency, if so requested by Majority Holders with respect to the related Registration Statement or by any Managing Underwriters.

          (u) In the event that any Broker-Dealer shall underwrite any Notes or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

          (i) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Notes;

          (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 7 hereof; and

          (iii) providing such information to such Broker-Dealer as maybe required in order for such Broker-Dealer to comply with the requirements of such Rules.

          (iv) The Issuer and the Subsidiary Guarantors shall use their best efforts to take all other steps necessary to effect the registration of the Notes or the Exchange Notes, as the case may be, covered by a Registration Statement.

          6. Registration Expenses. The Issuer and the Subsidiary Guarantors shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 5 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm of counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of one firm of United States counsel, and local counsel, if necessary, acting in connection therewith.

          7. Indemnification and Contribution. (a) The Issuer and the Subsidiary Guarantors severally and jointly agree to indemnify and hold harmless each Holder of Notes or Exchange Notes, as the case may be, covered by any Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Subsidiary Guarantors will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer and the Subsidiary Guarantors by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

          The Issuer and the Subsidiary Guarantors also agree to indemnify or contribute as provided in Section 7(d) to Losses of each underwriter of Notes or Exchange Notes, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees or agents and each person who controls such underwriter, on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(p) hereof.

          (b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer) severally and not jointly shall agree, in writing, to indemnify and hold harmless the Issuer and the Subsidiary Guarantors, each of their directors and officers who signs such Registration Statement and each person who controls the Issuer and the Subsidiary Guarantors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Subsidiary Guarantors to each such Holder, but only with reference to written information relating to such Holder furnished to the Issuer by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

          (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, all indemnified parties shall have the right to employ one firm of separate United States counsel and local counsel, if necessary, and such an indemnifying parties shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution stay be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Note or Exchange Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note or Exchange Note, or in the case of an Exchange Note, applicable to the Note that was exchangeable into such Exchange Note, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer and the Subsidiary Guarantors shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum and (y) the total amount of additional interest which the Issuer or the Subsidiary Guarantors was not required to pay as a result of registering the securities covered by the Registration Statement which resulted in such Losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes or Exchange Notes, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Issuer or the Subsidiary Guarantors within the meaning of either the Act or the Exchange Act, each officer of the Issuer or the Subsidiary Guarantors who shall have signed the Registration Statement and each director of the Issuer or the Subsidiary Guarantors shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Issuer or any of the directors, officers, employees, agents or controlling persons referred to in this Section hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

          8. Underwritten Registrations. (a) If any of the Notes or Exchange Notes, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders.

          (b) No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person's Notes or Exchange Notes, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          9. No Inconsistent Agreements. The Issuer and the Subsidiary Guarantors have not, as of the date hereof, entered into, nor shall they, on or after the date hereof, enter into, any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          10. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer and the Subsidiary Guarantors have obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Notes (or, after the consummation of any Registered Exchange Offer in accordance with
Section 2 hereof, of Exchange Notes); provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Issuer shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes or Exchange Notes, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Notes or Exchange Notes, as the case may be, being sold rather than registered under such Registration Statement.

          11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, telecopier or air courier guaranteeing overnight delivery:

          (a) if to a Holder, at the most current address given by such Holder to the Issuer and the Subsidiary Guarantors in accordance with the provisions of this Section, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated.

          (b) if to you, initially at the respective addresses set forth in the Purchase Agreement; and

          (c) if to the Issuer or the Subsidiary Guarantors, initially at its respective addresses set forth in the Purchase Agreement.

          All such notices and communications shall be deemed to have been duly given when received.

          Each party hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

          12. Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Issuer and the Subsidiary Guarantors thereto, subsequent Holders of Notes and the Exchange Notes. The Issuer and the Subsidiary Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Notes and the Exchange Notes, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

          13. Counterparts. This Agreement may be in signed counterparts, each of which shall an original and all of which together shall constitute one and the same agreement.

          14. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

          15. Applicable Law. This Agreement shall be governed by the laws of the State of New York.

          16. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          17. Notes Held by the Issuer, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or Exchange Notes is required hereunder, Notes or Exchange Notes, as applicable, held by the Issuer or its Affiliates shall be disregarded and deemed not to be outstanding in determining whether such consent or approval was given by the Holders of such required percentage.

          18. Submission to Jurisdiction; Agent for Service of Process; Waiver of Immunities. (a) The Issuer and the Subsidiary Guarantors agree that any suit, action or proceeding against the Issuer or the Subsidiary Guarantors brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.

          (b) The Issuer and each of the Subsidiary Guarantors has appointed J.P. LaCasse, with offices on the date hereof at 401 East Jackson Street, Suite 3300, Tampa, Florida 33602, or any successor, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any state or federal court in the Borough of Manhattan, City of New York, New York, by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person, if any, who controls any Initial Purchaser, and expressly accept the nonexclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuer and the Subsidiary Guarantors hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Issuer and the Subsidiary Guarantors agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer and the Subsidiary Guarantors.

          (c) To the extent that the Issuer may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Subsidiary Guarantors and you.

                                   Very truly yours,

                                   CP SHIPS LIMITED, as Issuer


                                   By: /s/ Ian Webber
                                      -------------------------------
                                      Name:  Ian Webber
                                      Title: Chief Financial Officer



                                   CP SHIPS (UK) LIMITED, as Guarantor


                                   By: /s/ Ian Webber
                                      -------------------------------
                                      Name:  Ian Webber
                                      Title: Chief Financial Officer



                                   LYKES LINES LIMITED, LLC, as Guarantor


                                   By: /s/ Ian Webber
                                      -------------------------------
                                      Name:  Ian Webber
                                      Title:  Attorney-in-fact



                                   TMM LINES LIMITED, LLC, as Guarantor


                                   By: /s/ Ian Webber
                                      -------------------------------
                                      Name:  Ian Webber
                                      Title:  Attorney-in-fact

The foregoing Agreement is hereby confirmed and accepted as of the date first above written by



MORGAN STANLEY & CO. INCORPORATED


By: /s/ Bryan W. Andrzejewski
   -------------------------------
   Name:  Bryan W. Andrzejewski
   Title:  Executive Director



SALOMON SMITH BARNEY INC.


By:  /s/ Alexander R. Rosler II
   -------------------------------
   Name:  Alexander R. Rosler II
   Title:  Vice President

ANNEX A

Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by, such Broker-Dealer as a result of market-making activities or other trading activities. The Issuer and the Subsidiary Guarantors have agreed that, starting on the Expiration Date (as defined herein) and Ending on the close of 180 days after the Expiration Date, it will make this prospectus available to any Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

ANNEX B

Each Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".

ANNEX C

                             PLAN OF DISTRIBUTION

          Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Issuer and the Subsidiary Guarantors have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until -, 200-, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

          Neither the Issuer nor the Subsidiary Guarantors will receive any proceeds from any sale of Exchange Notes by brokers-dealers. Exchange Notes received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Act and any profit resulting from any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Act.

          For a period of 180 days after the Expiration Date, the Issuer and the Subsidiary Guarantors will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. The Issuer and the Subsidiary Guarantors have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

          [If applicable, add information required by Regulation S-K Items 507 and/or 508.]

ANNEX D

Rider A


               CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO
               RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND
               10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.
               Name:
               Address:
                           -----------------------------
               -----------------------------------------


Rider B

If the undersigned is not a Broker-Dealer; the undersigned represents that it is not an Affiliate of the Issuer, it acquired the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Notes. If the undersigned is a Broker-Dealer that will receive Exchange Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Act.